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                                                                   Exhibit 23





                        Consent of Independent Auditors



            We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Registration Statement (No 33-16238) on Form S-8 relating to Long Island Lighting Company's Employee Stock Purchase Plan, Post-Effective Amendment No. 1 to Registration Statement (No. 2-87427) on Form S-3 relating to Long Island Lighting Company's Automatic Dividend Reinvestment Plan and in the related Prospectus, Registration Statement (No. 2-88578) on Form S-3 relating to the issuance of Common Stock and in the related Prospectus and Registration Statement (No. 33-45834) on Form S-3 relating to the issuance of General and Refunding Bonds and in the related Prospectus and Registration Statement (No. 33-60744) on Form S-3 relating to the issuance of General and Refunding Bonds, Debentures, Preferred Stock or Common Stock and in the related Prospectus, of our report dated February 4, 1994, with respect to the financial statements and schedules of Long Island Lighting Company included in this Annual Report on Form 10-K for the year ended December 31, 1993.




                                                  ERNST & YOUNG



Melville, New York
March 11, 1994